As filed with the Securities and Exchange Commission on April 27, 2006
                                                     Registration No. 333-132766
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                 AUTOINFO, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                           4731                   13-2867481
(State or Other Jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)    Identification No.)

                                 AutoInfo, Inc.
                         6413 Congress Avenue, Suite 260
                            Boca Raton, Florida 33487
                                 (561) 988-9456
                            (561) 994-8033 Facsimile
   (Address, including zip code, and telephone number, including area code, of
                        Registrant's executive offices)

                    -----------------------------------------

                                  Harry Wachtel
                             Chief Executive Officer
                         6413 Congress Avenue, Suite 260
                            Boca Raton, Florida 33487
                                 (561) 988-9456
                            (561) 994-8033 Facsimile
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                   -------------------------------------------

                                    Copy to:

                              Kenneth S. Rose, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 405 Park Avenue
                            New York, New York 10022
                                 (212) 838-5030
                            (212) 838-9190 Facsimile

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
 Title of Each Class of                    Proposed Maximum        Proposed Maximum
  Securities to be       Amount To Be     Offering Price Per      Aggregate Offering           Amount of
     Registered           Registered           Share (1)              Price (1)            Registration Fee
---------------------------------------------------------------------------------------------------------------
Common stock, $.001
par value                5,383,333(2)            $0.76                $4,091,333               $437.77*
===============================================================================================================

* Previously paid.

(1) In accordance with Rule 457(c), the aggregate offering price per share is estimated solely for purposes of calculating the Registration fee, using the average of the high and low sales price reported by the OTC bulletin board for the common stock on March 27, 2006.

(2) In accordance with Rule 429, the number of shares included in this Registration Statement includes 4,383,333 shares of the registrant's common stock beneficially owned by the selling shareholders herein which are covered by a Registration Statement on Form S-2 (File No. 333-123710) declared effective by the Commission on June 29, 2005.

                             -----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following are the expenses of the issuance and distribution of the securities being registered, other than underwriting commissions and expenses, all of which will be paid by the Company. Other than the SEC registration fee all of such expenses are estimated.

Registration fee..................................................   $    438.00
Printing and Edgar Conversion expenses............................   $  1,500.00
Accounting fees and expenses......................................   $  1,000.00
Legal fees and expenses...........................................   $ 10,000.00
Transfer agent and registrar fees and expenses....................   $     00.00
Miscellaneous.....................................................   $     62.00

         Total....................................................   $ 13,000.00
                                                                     ===========

Item 14. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law grants us the power to indemnify our directors and officers against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

      Our Certificate of Incorporation provides that we indemnify and hold harmless each of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

      Our Certificate of Incorporation also provides that a director will not be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director. This provision does not eliminate or limit the liability of a director:

      o for breach of his or her duty of loyalty to us or to our stockholders;

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions); or

      o     for any improper benefit.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

      On January 21, 2004, we closed a private placement pursuant to which we issued a total of 1,333,333 shares of our common stock, par value $0.001 per share (common stock"), to an accredited investor. We received $442,201.76 in consideration for the issuance of the securities. The securities were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended. The investor received current information about our company and had the opportunity to ask questions about our company. The investor purchased the securities for investment purposes and the securities they received were marked with the appropriate restrictive legend.

      On January 21, 2004, we issued a total of 2,300,000 shares of our common stock upon conversion of $575,000 of outstanding 12% convertible debentures.

      The foregoing securities were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided in Section 4(2) thereof, as a transaction by an issuer not involving a public offering. We reasonably believed that the purchaser had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment, each purchaser represented an intention to acquire the securities for investment only and not with a view to distribution thereof and appropriate legends were affixed to the stock certificates or warrants. No commissions were paid in connection with such issuances.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit
  No.                                 Description
-------                               -----------

No. 3A            Certificate of Incorporation of the Company, as amended. (9)

No. 3B            Amended and Restated By-Laws of the Company. (5)

No. 4A            Specimen Stock Certificate. (2)

No. 5A            Opinion of Morse, Zelnick, Rose and Lander, LLP

No. 9A Irrevocable Proxies, dated June 1, 2001, appointing Harry Wachtel as proxy of each of William Wunderlich and Mark Weiss with respect to 750,000 and 1,000,000 shares of AutoInfo common stock then respectively owned by each of them. (13)

No. 10A           1986 Stock Option Plan. (1)

No. 10B           1989 Stock Option Plan. (3)

No. 10C           1992 Stock Option Plan. (4)

No. 10D           1997 Stock Option Plan. (6)

No. 10E           1997 Non-Employee Stock Option Plan. (6)

No. 10F           1999 Stock Option Plan. (8)

No. 10G Form of Agreement and Plan of Reorganization among AutoInfo, Inc. on the one hand, and Sunteck Transport Co., Inc., et al., on the other hand, dated June 22, 2000. (7)

No. 10H           Form of Debenture dated December 6, 2000. (7)

No. 10I           Employment  Agreement  between  AutoInfo,  Inc.  and  Harry M.
                  Wachtel dated as of December 7, 2000. (9)

No. 10J           Employment  Agreement  between  AutoInfo,   Inc.  and  William
                  Wunderlich dated December 7, 2000. (9)

No. 10K Amendment to Employment Agreement between AutoInfo, Inc. and Harry M. Wachtel dated as of November 16, 2005. (12)

No. 10L Amendment to Employment Agreement between AutoInfo, Inc. and William Wunderlich dated November 16, 2005. (12)

No. 10M Stock Purchase Agreement between AutoInfo, Inc and Kinderhook Partners, LP dated January 21, 2004.(11)

No. 10N Registration Rights Agreement between AutoInfo, Inc. and Kinderhook Partners, LP, et al, dated October 4, 2004.(11)

No. 10O First Amendment to Revolving Credit and Security Agreement between Wachovia Bank and AutoInfo, Inc., et al (11)

No. 10P Registration Rights Agreement between AutoInfo, Inc. and Kinderhook Partners, LP, et al, dated January 5, 2006.(12)

No. 10Q Second Amendment to Revolving Credit and Security Agreement between Wachovia Bank and AutoInfo, Inc., et al (12)

No. 21A           Subsidiaries of the Registrant. (11)

No. 23A Consent of Dworken, Hillman, LaMorte & Sterczala, P.C., independent registered public accounting firm.*

No. 23B           Consent of Morse,  Zelnick,  Rose & Lander,  LLP  (included in
                  Exhibit 5.1)*

No. 24A           Power of Attorney (included in signature page)*

----------
*Previously filed as an Exhibit to this Registration Statement.

(1) This Exhibit was filed as an Exhibit to our definitive proxy statement dated October 20, 1986 and is incorporated herein by reference.

(2) This Exhibit was filed as Exhibit to our Registration Statement on Form S-1 (File No. 33-15465) and is incorporated herein by reference.

(3) This Exhibit was filed as an Exhibit to our definitive proxy statement dated September 25, 1989 and is incorporated herein by reference.

(4) This Exhibit was filed as an Exhibit our definitive proxy statement dated October 2, 1992 and is incorporated herein by reference.

(5) This Exhibit was filed as an Exhibit to our Current Report on Form 8-K dated March 30, 1995 and is incorporated herein by reference.

(6) This Exhibit was filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 1997 and is incorporated herein by reference.

(7) This Exhibit was filed as an Exhibit to our Current Report on Form 8-K dated December 6, 2000 and is incorporated herein by reference.

(8) This Exhibit was filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999 and is incorporated herein by reference.

(9) This Exhibit was filed as an Exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2000 and is incorporated herein by reference.

(10) This Exhibit was filed as an Exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2003 and is incorporated herein by reference.

(11) This Exhibit was filed as an Exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2004 and is incorporated herein by reference.

(12) This Exhibit was filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2005 and is incorporated herein by reference.

(13) This Exhibit was filed as Exhibit to our Registration Statement on Form S-2 (File No. 333-123710) and is incorporated herein by reference.

Item 17. Undertakings.

      A. The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) include any additional or changed material information with respect to the plan of distribution disclosed in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Boca Raton, State of Florida on April 26, 2006.

                                   AUTOINFO, INC.


                                   By: /s/ Harry M. Wachtel
                                       -----------------------------------------
                                       Harry M. Wachtel, Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.

             Signature                                         Title
             ---------                                         -----
/s/ Harry M. Wachtel                       Chief Executive Officer, President and Director
---------------------------------------    (principal executive officer)
Harry M. Wachtel


/s/ William W. Wunderlich                  Chief Financial and Accounting Officer
---------------------------------------    (principal financial officer)
William W. Wunderlich


*Mark Weiss                                Director
---------------------------------------
Mark Weiss

*Peter C. Einselen                         Director
---------------------------------------
Peter C. Einselen

*Thomas C. Roberston                       Director
---------------------------------------
Thomas C. Roberston

/s/ Harry Wachtel
---------------------------------------
* By: Harry Wachtel, Attorney in fact